Exhibit 99.2

Amarin Corporation plc Announces Pricing of $150 million of Exchangeable Senior Notes due 2032

BEDMINSTER, N.J., and DUBLIN, Ireland, January 4, 2012 – Amarin Corporation plc (Nasdaq:AMRN) announced today that its wholly owned subsidiary, Corsicanto Limited, a private limited company incorporated under the laws of Ireland (the “Issuer”), priced its previously announced offering of $150 million in aggregate principal amount of exchangeable senior notes due 2032 (the “notes”) to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. The transaction, which is subject to customary closing conditions, is expected to close on January 9, 2012. The initial purchasers of the notes will have a 30-day option to purchase up to $22.5 million in aggregate principal amount of the notes solely to cover over-allotments, if any.

The notes will be exchangeable prior to October 15, 2031 only under certain circumstances and during certain periods, and will be exchangeable thereafter regardless of those circumstances. The exchange rate will initially be 113.4752 American Depositary Shares of Amarin (“ADS”) per $1,000 principal amount of the notes (equivalent to an initial exchange price of approximately $8.81 per ADS), subject to adjustment in certain circumstances. The initial exchange rate for the notes represents an approximately 25% exchange premium over the last reported sale price of the ADSs on January 3, 2012, which was $7.05 per ADS. Upon exchange, the notes may be settled, at the Issuer’s election, in cash, ADS or a combination of cash and ADS.

The notes will accrue interest at an annual rate of 3.5%. Interest on the notes will be payable semiannually in arrears on January 15 and July 15 of each year, beginning July 15, 2012. The notes will mature on January 15, 2032, unless previously repurchased, redeemed or exchanged in accordance with their terms prior to such date. The Issuer’s obligations under the notes will be fully and unconditionally guaranteed by Amarin.

Amarin intends to use the net proceeds from the offering, subject to approval by the U.S. Food and Drug Administration of its new drug application, to fund the commercial launch of AMR101, whether in collaboration with a strategic partner or on its own. Amarin intends such use of proceeds to include funding the manufacture of commercial supply of AMR101 and funding the expansion of its sales and marketing capabilities. Amarin also intends to use the net proceeds from the offering to continue to fund patient enrollment in the cardiovascular outcomes study of AMR101, to fund the submission of a supplemental NDA filing for the indication studied in the ANCHOR trial and for general corporate and working capital purposes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes or the ADS potentially underlying the notes. The notes and the ADS have not been registered under the Securities Act, or the securities laws of any other jurisdiction. Unless so registered, the notes and the ADS may not be offered or sold in the United

States except pursuant to an exemption from the registration requirements of the Securities Act and the applicable securities laws of any other jurisdiction.

About AMR101

AMR101 is a prescription-grade omega-3 fatty acid, comprising not less than 96% ultra pure EPA (icosapent ethyl), that Amarin is developing for the treatment of patients with very high triglyceride levels (≥500 mg/dL) and as a potentially first-in-class therapy for patients with high triglyceride levels (≥200 and < 500mg/dL) who are also on statin therapy for elevated LDL-cholesterol levels (which we refer to as mixed dyslipidemia). Triglycerides are fats in the blood. Significant scientific and clinical evidence support the efficacy and safety of ethyl-EPA in reducing triglyceride levels and other important lipid and inflammation biomarkers, including apo-B, non-HDL-C, Total-Cholesterol, VLDL-C, Lp-PLA2, and hs-CRP. AMR101 demonstrated a safety profile comparable to placebo in two completed Phase 3 clinical trials.

About Amarin

Amarin Corporation plc is a late-stage biopharmaceutical company with expertise in lipid science focused on the treatment of cardiovascular disease. The company’s lead product candidate is AMR101 (icosapent ethyl). Amarin reported positive, statistically significant top-line results for both of its two pivotal Phase 3 clinical trials, the MARINE trial (investigation of AMR101 as a treatment for patients with very high triglycerides [≥500 mg/dL]), as reported in November 2010, and the ANCHOR trial (investigation of AMR101 for the treatment of patients on statin therapy with high triglycerides [≥200 and < 500mg/dL] with mixed dyslipidemia), as reported in April 2011. Both the MARINE and ANCHOR trials were conducted under Special Protocol Assessment (SPA) agreements with the U.S. Food and Drug Administration (FDA). Amarin also has next-generation lipid candidates under evaluation for preclinical development. Amarin submitted a New Drug Application (NDA) to the FDA seeking approval for the marketing and sale of AMR101 for treatment of the patient population studied in the MARINE trial, and the FDA assigned Prescription Drug User Fee Act (PDUFA) action date of July 26, 2012 for the completion of the NDA review. Amarin plans to separately seek approval for the population studied in the ANCHOR trial after its REDUCE-IT cardiovascular outcomes trial is substantially underway. In December 2011, patient dosing commenced in the company’s REDUCE-IT cardiovascular outcomes study which study is being conducted under an SPA agreement with the FDA. Amarin seeks to have at least half of the patients required for this study enrolled before the end of 2012.

Disclosure Notice

This press release contains forward-looking statements concerning Amarin’s expectations, anticipations, intentions, beliefs or strategies regarding the proposed offering, the over-allotment option, the potential U.S. Food and Drug Administration approval of our new drug application and the use of proceeds from the proposed offering. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: anticipated operating losses and the likely need for additional capital to fund future operations and the planned cardiovascular outcomes study; uncertainties associated generally with research and development, clinical trials and related regulatory approvals; risks associated with qualifying new contract manufacturers prior to commercial launch; the risk that Special Protocol Agreements are not a guarantee that FDA will approve a product candidate upon submission; the risk that historical clinical trial enrollment and randomization rates may not be predictive of future results; risks associated with our intellectual property including the risk that our patent applications may not issue; dependence on third-party manufacturers, suppliers and collaborators; significant competition; loss of key personnel; and uncertainties associated with market acceptance and adequacy of reimbursement, technological change and government regulation. A further list and description of these risks, uncertainties and other matters can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise, unless required by law. Amarin’s product candidates are in various stages of development and are not available for sale or use outside of approved clinical trials. Nothing in this press release should be construed as marketing the use of such product candidates.

Investor Contact Information:

Stephen D. Schultz

Senior Director, Investor Relations and Corporate Communications

Amarin Corporation

In U.S.: +1 (860) 572-4979 x292

investor.relations@amarincorp.com

Lee M. Stern

The Trout Group

In U.S.: +1 (646) 378-2922

lstern@troutgroup.com

Media Contact Information:

David Schull or Martina Schwarzkopf, Ph.D.

Russo Partners

In U.S.: +1 (212) 845-4271 or +1 (212) 845-4292 (office)

+1 (347) 591-8785 (mobile)

david.schull@russopartnersllc.com

martina.schwarzkopf@russopartnersllc.com